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                                                                           EXHIBIT 11
                               ORION CAPITAL CORPORATION
                        COMPUTATION OF EARNINGS PER COMMON SHARE
                                      (UNAUDITED)
                    (000s omitted - except for per common share data)

                                               Three months ended   Nine months ended
                                                  September 30,       September 30,
                                               ------------------   -----------------
                                                  1995     1994        1995     1994
                                                  ----     ----        ----     ----
Computation of weighted average number of
  common and equivalent shares outstanding:

 PRIMARY -

  Weighted average number of shares
    outstanding .............................    14,071   14,253      14,069   14,307
  Dilutive effect of stock options ..........       149      125         131      123
                                                -------  -------     -------  -------
  Weighted average number of common and
    equivalent shares .......................    14,220   14,378      14,200   14,430
                                                =======  =======     =======  =======
Net earnings attributable to common
  stockholders ..............................   $17,257  $15,329     $50,368  $40,136
                                                =======  =======     =======  =======
Net earnings per common share ...............   $  1.21  $  1.07     $  3.55  $  2.78
                                                =======  =======     =======  =======
 FULLY DILUTED

  Weighted average number of shares
    outstanding .............................    14,071   14,253      14,069   14,307
  Dilutive effect of stock options ..........       163      125         139      123
                                                -------  -------     -------  -------
  Weighted average number of common and
    equivalent shares .......................    14,234   14,378      14,208   14,430
                                                =======  =======     =======  =======
Net earnings attributable to common
  stockholders ..............................   $17,257  $15,329     $50,368  $40,136
                                                =======  =======     =======  =======
Net earnings per common share ...............   $  1.21  $  1.07     $  3.55  $  2.78
                                                =======  =======     =======  =======






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